Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-177645) and Form S-8 (No. 333-151802) of Unilever N.V. and on Form F-3 (No. 333-177645) and Form S-8 (No. 333-103491-01) of Unilever PLC of our report dated 28 February 2012 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F.

Amsterdam, The Netherlands, 2 March, 2012

PricewaterhouseCoopers Accountants N.V.

As auditors of Unilever N.V.

/s/ R A J Swaak RA
R A J Swaak RA

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

London, United Kingdom

As auditors of Unilever PLC

2 March, 2012